Exhibit 10.20.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
AMENDED AND RESTATED SERVICES AND SUPPLY AGREEMENT
     This AMENDED AND RESTATED SERVICES AND SUPPLY AGREEMENT (“Restated Agreement”) is made and entered into as of January 1, 2006 (“Effective Date”), by and between E.I. du Pont de Nemours and Company, having a principal business address at 1007 Market Street, Wilmington, Delaware 19898 (“DuPont”) and Solexa, Inc. (formerly LYNX THERAPEUTICS, INC.), having a principal business address at 25861 Industrial Boulevard, Hayward, California, 94545 (“Solexa”). DuPont and Solexa may be referred to herein collectively as the “Parties” or individually as a “Party.”
     WHEREAS, Solexa has expertise and intellectual property involving the use of certain molecular biological methods for cloning and identifying the sequence of nucleic acids, and using such technologies for discovery and characterization of genes;
     WHEREAS, DuPont and its agricultural Affiliates, including Pioneer Hi-Bred International, Inc. of Des Moines, Iowa (“Pioneer”), have expertise and interest in discovering, developing, distributing and marketing agricultural products and processes;
     WHEREAS, DuPont and Solexa have previously entered into a Research Collaboration Agreement dated October 29, 1998 and subsequently amended from time to time by the Parties (“1998 Collaboration Agreement”) and a Services Agreement dated as of December 31, 2003, which as amended from time to time by the Parties superseded the 1998 Collaboration Agreement (the “Previous Agreement”), under which Solexa technology has been applied to gene expression, physical mapping, and other analysis of certain crop plants for the benefit of DuPont’s agricultural research and development programs;
     WHEREAS, Solexa is phasing out its MPSS platform and replacing it with a new and alternative technology platform for identifying and counting sequence tags, such platform known as cluster sequencing or SBS;
     WHEREAS, Solexa is further developing this technology platform in 2006 with intention of generally commercializing both Solexa-provided services and instrument/consumables sales to customers by the end of 2006;
     WHEREAS, the Parties desire that DuPont have early access to services and instruments/consumables related to this platform during 2006; and
     WHEREAS, the Parties desire to supersede the Previous Agreement and to continue their interaction with one another under the terms and conditions of this Restated Agreement.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.	Definitions:
a.	“Affiliate” shall mean any corporation, firm, limited liability company, partnership, or other entity that directly or indirectly controls, or is controlled by, or is under common control with a Party to this Restated Agreement. For the purpose of this definition, control means ownership, directly or through one or more Affiliates, of fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the shares of stock entitled to vote for the election of directors in the case of a corporation, or fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) or more of the equity interests in the case of any other type of legal entity, or status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity. For purposes of this Agreement, Affiliates shall also include Affiliates of Pioneer.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
b.	“Results” shall mean all information provided to DuPont and its Affiliates by Solexa, or developed by Solexa, under this Restated Agreement, including datasets, generated in the performance by Solexa of Analysis Services on DuPont Samples (“DuPont Results”) or Other Samples (for use in Category-2 Services under the Work Plan) (“Other Results”), as further described in the Work Plan.

c.	“DuPont Generated Results” shall mean all information, including data sets, generated by DuPont and its Affiliates during the Term in the course of using the SBS Instrument and SBS Reagents.

d.	“Exclusive Plants” shall mean [*].

e.	“Analysis Services” shall mean the application by Solexa of Solexa Technology to a Sample to generate Results, as outlined in the Work Plan and as will be further specified between the Parties during the Term via the JRC.

f.	“Intellectual Property” shall mean any right that protects any invention, improvement or discovery, that is created or discovered prior to, during, or as a result of the Services hereunder, whether or not patentable, and shall include, but is not limited to, patent rights, plant variety protection certificates, patent applications, copyrights, trademarks, and trade secrets.

g.	“Solexa Technology” shall mean any and all technologies owned or controlled by Solexa, including but not limited to MPSS and SBS.

h.	“MPSS™” shall mean Solexa’s Massively Parallel Signature Sequencing technology involving the solid phase cloning of nucleic acids on beads and its applications, as further described at the Solexa internet site, http://www.solexa.com/wt/page/mpss. For example, and as further described at this site, MPSS™ is applied by Solexa to identify and count the expressed sequence tags, each at least 17 bases long, in an mRNA Sample. Other applications of MPSS include small RNA MPSS to identify and count small RNAs in an RNA Sample. As used herein, “MPSS Services” means the application of MPSS technology by Solexa to a customer’s or collaborator’s samples to generate sequence tag data that is shared with such customer or collaborator.

i.	“Non-exclusive Plants” shall mean all plant species other than Exclusive Plants, except for [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
j.	“Sample” shall mean the biological material and information provided by DuPont (“DuPont Samples”) or by an academic institution as contemplated by the Work Plan (“Other Samples”) under this Agreement for use by Solexa in performing Analysis Services.

k.	“SBS” shall mean Solexa’s Sequencing-By Synthesis (SBS) technology involving the sequencing of templates immobilized on a proprietary flow cell surface via Clonal Single Molecule Array ™ technology as further described at http://www.solexa.com/wt/page/sbs. SBS utilizes four proprietary fluorescently labeled nucleotides to sequence millions of DNA clusters present on the flow cell surface. These nucleotides, specifically designed to possess a reversible termination property, allow each cycle of the sequencing reaction to occur simultaneously in the presence of all four nucleotides (A, C, G. T). In each cycle, the polymerase is able to select the correct base to incorporate, with the natural competition between all four alternatives leading to very high accuracy.

l.	“SBS Instrument” shall mean the early access version of Solexa’s SBS instrument, together with the associated cluster station, and the commercial version thereof resulting from the replacement or upgrade of the early access version, together with related installation and training, as described in the Work Plan.

m.	“SBS Reagents” shall mean the consumables supplied by Solexa to DuPont for use on the SBS Instrument, as described in the Work Plan.

n.	“Term” shall mean the 2006 calendar year, provided that in the event the commercial version of the SBS Instrument has not been provided to DuPont as contemplated by the Work Plan by the end of 2006, the portions of this Restated Agreement pertaining specifically to the delivery of such instrument shall continue in effect until such delivery has been made.

o.	“Work Plan” shall mean the description of the Analysis Services to be conducted under this Agreement and the SBS Instrument, SBS Reagents and related services to be supplied under this Agreement, attached as Schedule A herein.
2.	Scope and Description of Services and Supply:
a.	Services. Solexa shall conduct the Analysis Services for DuPont, including its Affiliates, during the Term using Samples as outlined in the Work Plan, or such other written schedules, work plans or descriptions that the Parties may agree upon from time to time and shall make part of this Restated Agreement.

Solexa hereby agrees (a) to use DuPont Samples solely to perform the Services for DuPont and meet its obligations under this Agreement, and (b) to send all residual DuPont Samples to DuPont (or another site designated by DuPont) within thirty (30) calendar days after the date of completion of Analysis Services for such DuPont Samples, or at the end of the Term, or at Termination of this Restated Agreement. In the event that DuPont provides written direction to Solexa to destroy all residual DuPont Samples, Solexa shall do so promptly.

Solexa shall not distribute, release, sell, disclose, or otherwise transfer the DuPont Samples to, or use DuPont Samples with or on behalf of, any third party, except to such affiliates of Solexa as may be necessary for the performance of the Analysis Services. In such event, Solexa shall notify DuPont of such transfer or disclosure, and such Solexa affiliates shall be bound by the same terms as contained herein regarding use and treatment of DuPont Samples. DuPont agrees to pay directly, or to reimburse Solexa for, any shipping, handling or other like expenses that may be incurred in providing DuPont Samples to Solexa hereunder.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
As consistent with the timelines described in the Work Plan, DuPont shall provide DuPont Samples to Solexa as necessary for Solexa to conduct the applicable Analysis Services. Solexa will procure Other Samples as contemplated by the Work Plan. Solexa shall provide, at its own expense, all equipment, materials, information, know-how, and related services as are necessary to perform the Analysis Services using DuPont Samples and Other Samples and satisfy its obligations under this Restated Agreement with respect thereto. Solexa shall promptly deliver all Results to DuPont upon completion of the corresponding Analysis Services.
b.	Supply. Solexa shall deliver and install the SBS Instrument in accordance with the provisions of the Work Plan. Following delivery of the early access version of the SBS Instruments, Solexa will supply SBS Reagents to DuPont for use on the SBS Instrument in accordance with, and subject to the limitations set forth in, the Work Plan Solexa will also provide training to DuPont personnel in the operation of the SBS Instrument as described in the Work Plan.
3.   Exclusive Period. [*] shall not [*] for any [*] in, or using, the [*] during [*]; or [*] up until the date on which [*] to [*]. [*] may [*] during the [*] to [*] in, or using, the [*]. [*] shall be [*] to [*] with respect to [*], and [*] that may be under [*] by [*] to a [*], as soon as such [*] becomes available. Nothing in this Section 3 shall restrict [*] in any way from being able to [*] under [*] in effect [*] of the [*] for the [*], and [*] of the [*] for the [*], whether or not such [*] would otherwise be in violation of this Section 3.
4.   Fees and Payments. As further described in the Work Plan, and, as full consideration for the Analysis Services to be provided during the Term and the SBS Instrument and SBS Reagents to be delivered to DuPont under this Restated Agreement, DuPont shall pay Solexa a total amount not to exceed One Million Five Hundred Thousand Dollars (USD 1,500,000), according to the payment schedule contained in the Work Plan. DuPont shall cause its Affiliate, Pioneer Hi-Bred International, Inc. to make all payments under this Restated Agreement. Except for the first payment of [*], which shall be paid by [*] without reliance on an invoice, all other payments specified in the Work Plan will be made [*] days after DuPont’s or its Affiliate’s receipt of an invoice from Solexa detailing the Analysis Services provided and/or the instruments or consumables delivered and following DuPont’s receipt of the specified applicable Results and/or products. Invoices shall be submitted to Pioneer’s contract administrator identified below, and each invoice shall reference [*].
[*]
All amounts paid hereunder shall be made to Solexa in US Dollars by bank wire transfer to:
[*]
5.   Future Access. The Parties agree that beyond the Term, an appropriate agreement, to be negotiated in good faith and mutually determined to be suitable for the nature and delivery of Solexa services and products in such year(s), may be established between the Parties.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
6.   Term and Termination. This Restated Agreement shall extend for the Term, unless extended by mutual written consent of the parties or earlier terminated (“Termination”) through any of the following:
a.	By mutual agreement of the Parties in writing at any time;

b.	By either Party upon sixty (60) days’ written notice, in the event the other Party commits a material breach of this Restated Agreement, with such breach not corrected by the breaching Party within the sixty (60) day period;

c.	By DuPont upon sixty (60) days’ notice in the event that Solexa is unable to perform its obligations hereunder, to the reasonable satisfaction of DuPont, according to the Work Plan; or

d.	By either Party at a moment’s notice in the event the other Party (i) becomes insolvent or unable to pay its debts as they mature; (ii) makes an assignment for the benefit of creditors; (iii) permits or procures the appointment of a receiver for its assets; (iv) becomes the subject of any bankruptcy, insolvency, or similar proceeding; or (v) is acquired by or merged with another Party.
In the event of Termination prior to completion of the Analysis Services requested and paid by DuPont in advance of Termination, Solexa agrees that it will complete all such Analysis Services that have been paid for by DuPont, and deliver to DuPont all Results of such Analysis Service, that have been paid for, and return or destroy, at DuPont’s discretion, all DuPont Samples remaining at Solexa at Termination.
7.   Effects of Termination. All payments for completed Analysis Services rendered or for products supplied up to and including the last day of the Term, prior to expiration or Termination, shall remain due and payable to Solexa, and payment for partially completed Analysis Services performed hereunder at the time of Termination as described in Section 5 herein, shall be determined in good faith.
Expiration or Termination of this Agreement shall not relieve Solexa of any obligation with respect to DuPont Confidential Information or DuPont Samples disclosed or DuPont Results or DuPont Generated Results developed prior to such expiration or Termination and shall not modify DuPont’s ownership or use rights in DuPont Confidential Information, DuPont Samples, Results, DuPont Generated Results, or the SBS Instrument and SBS Reagents; and DuPont shall exclusively own and have the right to use the results it generates using the SBS Instrument after the Term.
8.   Relationship of Parties. Both Parties agree that in the performance of this Restated Agreement, Solexa is an independent contractor and neither Solexa nor any of its employees or agents will be an agent or employee of DuPont or its Affiliates or be covered by DuPont’s or its Affiliates’ Worker’s Compensation Insurance or Unemployment Insurance. Further, neither Solexa nor any of its employees or agents will be eligible to participate in DuPont’s or its Affiliates’ retirement programs or be entitled to any other benefits from DuPont or its Affiliates.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
9.   Property and Use Rights.
a.	Copyright. DuPont and Solexa agree that any copyrightable work(s) developed in the performance of Analysis Services under this Restated Agreement with respect to DuPont Samples constitute work(s) made for hire under the United States Copyright Laws and that all right, title, and interests therein, including copyright, shall vest in DuPont. In the event that any such work does not qualify as a work made for hire under the United States Copyright laws, or for any other reason does not constitute a work made for hire, Solexa by this Restated Agreement hereby assigns all right, title, and interest, including copyright, in said work(s) to DuPont, in perpetuity.

b.	Existing technology. Solexa represents and warrants that it either owns or has the right to use any technology or Intellectual Property used to carry out the Analysis Services under this Agreement, and further represents and warrants that neither Solexa Intellectual Property nor any existing or future Solexa contractual obligation outside this Agreement shall prevent DuPont from using the DuPont Results or, subject to the patent rights of any third party provider of Other Samples, Other Results or from using the SBS Instrument and SBS Reagents in the manner in which they are intended to be used.

c.	Results. DuPont, including its Affiliates, shall be the exclusive owner of all right, title and interest in and to the DuPont Samples and DuPont Results resulting from provision of Analysis Services under this Agreement. DuPont shall have exclusive ownership and use rights to all discoveries, inventions and property that are not directly related to Solexa Technology (“Developments”), arising from DuPont Results. Solexa shall irrevocably and perpetually assign, transfer and convey to DuPont all of Solexa’s right, title and interest, if any, in and to all DuPont Results and DuPont Generated Results hereunder and to all Developments arising from such results. Further, Solexa shall not disclose, transfer, sell, or use DuPont Results or DuPont Generated Results to, or use DuPont Results or DuPont Generated Results with or on behalf of, any third party. DuPont shall assume all responsibility for all costs associated with the application, prosecution, maintenance, defense and enforcement of patent applications and patents claiming all or a portion of the DuPont Samples, DuPont Results and DuPont Generated Results. With respect to Other Results, DuPont shall be the exclusive owner of all right, title and interest in and to any discoveries or inventions made by DuPont arising from its use of the Other Results.

d.	Notwithstanding any other provision of this Agreement, and for the avoidance of doubt, DuPont and its Affiliates shall have the right to use and disclose DuPont Results and DuPont Generated Results, without exception, and to use and, after publication by Solexa or the third party provider of Other Samples, disclose the related Other Results, without exception, for any purpose whatsoever, without further consideration to Solexa.

e.	Solexa or its successors of interest shall not assert against DuPont and its Affiliates, business partners, agents or customers of each, any patent owned or controlled by Solexa that would [*] making, having made, using and selling products that were developed by DuPont and its Affiliates from [*] or from using the SBS Instrument and SBS Reagents [*].

f.	Subject to full payment therefor as specified in the Work Plan, DuPont shall own the SBS Instrument and SBS Reagents and shall have the unrestricted right and license, without payment of additional compensation, to use the same [*].

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
g.	No right or license, either expressed or implied, is granted to Solexa under any material, information, patent, patent application, or trademark existing now or in the future.
10.   Project Champions (PC’s). A Project Champion (“PC”) shall be designated by each of the Parties, which shall be one (1) representative from each Party, each of whom shall be experienced in a relevant aspect of the Work Plan. These representatives are named in the Work Plan. The PC’s shall coordinate and manage the implementation of the Work Plan hereunder, including conducting quarterly meetings at mutually convenient times and locations, to:
a.	form and lead a joint research committee (“JRC”) made up of representatives of the Parties and to encourage and facilitate ongoing cooperation and information exchange between the Parties as necessary for the performance of each Party’s obligations hereunder;

b.	plan and agree upon a timetable for the Samples to be submitted and the Analysis Services to be conducted under the Work Plan;

c.	evaluate data and results of work related to the Work Plan and to make recommendations to the Parties for changes thereto, if necessary, to further the objectives of, and to achieve the technical objectives of the Parties under, this Restated Agreement;
The JRC and PC’s shall have no power to amend this Restated Agreement and shall have only such powers as are specifically delegated to them hereunder.
11.   Indemnification. Each Party agrees to defend, indemnify and hold the other Party (including its officers, employees and agents) harmless from and against any and all liability, loss, expense, reasonable attorneys’ fees, or claims for injury or damages arising from the performance of this Restated Agreement, but only in proportion to and to the extent such liability, loss, expense, reasonable attorneys’ fees, or claims for injury or damages are caused by or result from the negligent or intentional acts or omissions of the indemnifying Party, its officers, agents or employees.
12.   Disclaimer; Waiver
SOLEXA MAKES NO REPRESENTATION OR EXPRESS OR IMPLIED WARRANTY THAT THE RESULTS OBTAINED FROM USE OF THE SAMPLES OR THE SBS INSTRUMENT AND REAGENTS WILL NOT INFRINGE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES AND HEREBY DISCLAIMS THE SAME. DUPONT WILL ACCEPT THE RESULTS AND THE SBS INSTRUMENT AND REAGENTS WITH THE KNOWLEDGE THAT THEY ARE EXPERIMENTAL IN NATURE. BECAUSE THE AFORESAID ARE EXPERIMENTAL IN NATURE, THEY ARE BEING SUPPLIED TO DUPONT WITH NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
13.   Confidential Information. “Confidential Information” shall mean any and all information, know-how and data, technical or non-technical, disclosed or provided by one Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) for or about the work to be performed hereunder, whether disclosed or provided in oral, written, graphic, photographic, electronic, or any other form. Confidential Information of DuPont shall include DuPont Samples, DuPont Results and DuPont Generated Results. Other Results shall be considered Confidential

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Information of Solexa and the provider of the Other Samples until such time that such results are published in accordance with this Section 13. Each party shall use its best efforts, consistent with its established policies and procedures, to protect the confidentiality of the other Party’s Confidential Information. This Agreement applies to all confidential information (including the terms of this Agreement) except to the extent that the Confidential Information:
a.	Was part of the public domain at the time of disclosure;

b.	Became part of the public domain by publication or otherwise, except by breach of this Restated Agreement;

c.	Can be established to have been in the possession of Receiving Party at the time of disclosure and was not acquired directly or indirectly from the Disclosing Party under a confidentiality obligation;

d.	Was received from a third party without any restrictions; provided that the information was not obtained by that third party, directly or indirectly, in breach of a confidentiality obligation; or

e.	Can be established to have been developed by Receiving Party independently of any disclosure by Disclosing Party.
If a Disclosing Party requests protection of its Confidential Information by means not normally employed by the Receiving Party to protect its own confidential information, Disclosing Party agrees to reimburse Receiving Party in full for any costs it may incur in order to do so, which costs shall be pre-approved by the Disclosing Party. Further, should the Receiving Party be required by judicial or other governmental authority to disclose the Disclosing Party’s Confidential Information, the Receiving Party shall immediately inform and cooperate with the Disclosing Party in responding to such requirement in a manner that maintains the confidentiality of the information to the maximum extent possible.
Without limiting the foregoing, each Party will take at least those measures to protect the other Party’s Confidential Information that it takes to protect its own confidential information of a similar nature. Each Party agrees to immediately notify the other Party should it become aware of any unauthorized use or disclosure of Confidential Information.
The Receiving Party may disclose the Disclosing Party’s Confidential Information only to the Receiving Party’s and its Affiliates’ employees, consultants, or licensees who (a) have a need-to-know in order to perform or satisfy its obligations under this Restated Agreement and (b) are under obligation not to disclose or use Confidential Information, except as otherwise provided in this Restated Agreement.
Notwithstanding anything to the contrary in this Restated Agreement, it is expressly understood that Solexa shall have the right to disclose or authorize others to disclose the Other Results in any written or oral form it desires. In advance of any such publication, however, Solexa shall provide Pioneer with the opportunity to review any such disclosure for at least ten (10) business days in advance of any such disclosure. DuPont will have the right to comment within such period, and Solexa will consider such comments but will not be obligated to alter the contents of the proposed public disclosure, except if requested by DuPont to delete all references to DuPont or its Affiliates, or to delete any Confidential Information of DuPont.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
14.   Notice. Any notice required or permitted hereunder shall be sent to the parties via U.S. Mail, postage prepaid, or by personal service, facsimile or as may otherwise be permitted by law, at the following addresses:

DuPont:	SOLEXA:

E.I. du Pont de Nemours and Co.	Solexa, Inc.
Crop Genetics Research	25861 Industrial Blvd.
DuPont Experimental Station	Hayward, CA 94545
Rt. 141 at Henry Clay Rd.	USA
Wilmington, DE 19880-0353 USA
Attention: [*]	Attention: [*]
Fax: [*]	Fax: [*]
Either party may change its address by written notice to the other during the term. All notices relating to this Restated Agreement shall be in writing and shall be effective upon receipt.
15.   Further Actions. The Parties agree to promptly execute, acknowledge and deliver such further instruments, and to do all such other acts, as the Parties agree are necessary or appropriate in order to carry out the purposes and intent of this Restated Agreement.
16.   Governing Law. This Restated Agreement shall be construed in accordance with the laws of the State of California, without regard to its conflicts of laws principles.
17.   Assignment. This Restated Agreement shall not be assignable or otherwise transferable by either Party without the consent of the other Party, except that DuPont may, without such consent, assign this Restated Agreement to any purchaser of all or substantially all of the assets in the line of business to which this Restated Agreement pertains, or to any successor corporation that results from reincorporation, merger or consolidation of such Party with or into such purchaser or such corporation and DuPont may assign this Agreement to Affiliates. Upon assignment, the rights and obligations under this Agreement shall be binding upon and inure to the benefit of said purchaser or successor in interest.
18.   Publicity and Use of Names. Solexa and DuPont shall not to use the other’s name or trademarks (including those of the other’s Affiliates) in any advertising, publicity, publication or news release related to this Restated Agreement and its subject matter without the prior written consent of the other Party.
19.   Integrated Agreement, Amendment. This Restated Agreement contains all the terms agreed upon by both Parties with respect to the subject matter hereof and may not be amended except in writing and signed by both Parties. The terms of this Restated Agreement shall govern, in the case of conflict, over terms contained in the Work Plan or any form document including, but not limited to, quotes, invoices or proposals. The Previous Agreement is terminated as of the Effective Date of this instant Restated Agreement, provided that all work, results, inventions, rights, and obligations arising under or covered by the Previous Agreement shall continued to be governed by the terms and conditions of the Previous Agreement.
20.   Counterparts. This Restated Agreement may be executed in counterparts and by facsimile signature, which shall together constitute one and the same agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives, as of the dates set forth below.

E.I. DU PONT DE NEMOURS AND COMPANY	SOLEXA, INC.

By: /s/ Robert T. Giaquinta	By: /s/ Mary L. Schramke

Name: Robert T. Giaquinta	Name: Mary L. Schramke

Title: Director	Title: Vice President & GM Services

Date: 31 March 2006	Taxpayer ID # 94-3161073

Date: 4/4/06

By: /s/ John West

Name: John West

Title: Chief Executive Officer

Date: 4/4/06

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Schedule A
2006 Work Plan
Finalized March 30, 2006
(Note: as used herein, “DuPont” includes DuPont’s Affiliate, Pioneer)
Principles for 2006:
DuPont obtains early access to SBS technology prior to formal commercial launch, for platform evaluation and processing of 2006 samples.
DuPont and Solexa cooperate to efficiently validate the platform for plant samples in gene expression and selected other application areas.
Consideration from DuPont tied to deliverables and/or milestones related to Solexa’s provision of SBS technology.
Objective as of end of 2006 is a completed evaluation of SBS performance from both Solexa’s SBS services and DuPont’s in-house use of the technology.
2006 Work Plan will be effective as of January 1, 2006.
For 2006:
$1.5 Million maximum payment from DuPont for delivered Solexa SBS Services and instruments/consumables.
[*] on [*] at [*].
[*] on [*] upon termination of [*] by [*].
The Project Champions (PCs) will be the following representatives:
     For DuPont : [*]
     For Solexa : [*]
SBS Technology delivery for 2006:
SBS Services:
•	[*]
Category-2: Expanded Validation of SBS platform
•	[*]
Category-3: DuPont discretionary Services and/or Consumables Kit purchase
•	[*]
SBS instrumentation/consumables:
•	[*]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
Payments:
For the services performed and the deliverables provided to DuPont in 2006 as described in this work plan, DuPont will pay Solexa up to $1.5 million US dollars as follows:
Except for [*], all other payments in connection to the 2006 Work Plan will be based on [*] of [*], according to the schedule below. All payments except for [*] shall be made by DuPont following receipt of an invoice from Solexa detailing [*].

Deliverable/Milestone	Payment	Payment Date
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]	[*]	[*]
[*]
SBS platform and instrument Objectives
•	[*]
DuPont access to Solexa technology in 2007
Any service, consumables kits and instrument requests by DuPont in 2007 to be at DuPont’s election and to be covered by a separate supply/services agreement (as appropriate) to be negotiated in good faith. Solexa will provide at costs commensurate with other customers requesting similar volumes at same stage of development or commercialization. [*]